UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8 - K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report:           June 30, 2006

QUIXOTE CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number           001-08123

DELAWARE	36-2675371
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

35 EAST WACKER DRIVE, CHICAGO, ILLINOIS	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:     (312) 467-6755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01          Completion or Acquisition or Disposition of Assets.

On June 30, 2006, through our subsidiary, Surface Systems, Inc. (“SSI”), we sold our weather forecasting business to Data Transmission Network Corporation (“DTN”) for a purchase price of $1,851,137.  At closing, we received a cash payment of $1,566,137, and DTN held back $285,000, the payment of which is contingent upon the assignment of certain contracts to DTN.  In connection with this transaction, we sold contracts, intellectual property, software, equipment and inventory, and we have agreed to perform certain transition services for DTN for up to one year. We retained SSI’s leased facilities in St. Louis, Missouri and will continue to operate our Road/Weather Information Systems (RWIS) equipment and maintenance business at that facility.

In connection with this transaction, we currently estimate a gain of approximately $1.2 million. Any amounts of the contingent consideration of $285,000 that we may receive would increase this gain. In addition, as discussed in Item 2.06 below, any non-cash charges to adjust the value of goodwill and long-lived assets in connection with this transaction would decrease the amount of this gain.

There is no material relationship between us, our affiliates, directors and officers and DTN and its affiliates.

This sale is not part of our restructuring plan for our Intersection Control segment to discontinue and transfer certain product lines as further described in our Form 8-K dated April 25, 2006.

Item 2.06   Material Impairments.

We are currently conducting our annual impairment review of goodwill and long-lived assets. We may record certain non-cash charges to adjust the book value of assets to be discontinued or sold. In addition, we may also record additional impairment charges in connection with this review. We cannot reasonably estimate the amount at this time.

This Current Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements regarding the Registrant’s expectations, beliefs, intentions, plans, projections, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are not historical facts. Actual results may differ materially from those expressed or implied by the forward-looking statements contained in this report. Forward-looking statements are subject to numerous risks, uncertainties and assumptions about the Registrant and its business. These risks and uncertainties are discussed in the Registrant’s annual report on Form 10-K for the year ended June 30, 2005 and subsequent quarterly reports on Form 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Registrant does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. For those statements, the Registrant claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUIXOTE CORPORATION

DATE:	July 7, 2006	/s/ Daniel P. Gorey
DANIEL P. GOREY
Vice President, Chief Financial
Officer and Treasurer
(Chief Financial & Accounting
Officer)